Exhibit 4.3

Issuing and Paying Agency Agreement

Between:

Actuant Corporation, as Issuer

and

U.S. Bank National Association, acting through its Treasury Department,

as Issuing and Paying Agent

Dated as of

March 26, 2004

ISSUING AND PAYING AGENCY AGREEMENT

This Agreement dated as of March 26, 2004 between Actuant Corporation (the “Issuer”) and U.S. Bank National Association, acting through its Treasury Department (the “Issuing and Paying Agent”), in connection with the issuance and payment of the Notes referred to in this Agreement.

WITNESSETH

1. Appointment of the Issuing and Paying Agent. The Issuer proposes to issue and sell short-term promissory notes (the “Notes”), which will be either in physical bearer form (“Certificated Notes”) (in substantially the form of Exhibit A hereto) or book-entry form (“Book-Entry Notes”) (in substantially the forms of Exhibit B hereto). Book-Entry Notes will be represented by a master note certificate (the “Master Note Certificate”) recorded in the book-entry system maintained by the Issuing and Paying Agent, as set forth in Sections 11 and 12 of this Agreement. The Notes may be issued either at a discount or as interest-bearing obligations with interest payable at maturity in a stated amount, subject to the agreement of the parties, as set forth in Section 12(b) of this Agreement. The Notes will be placed through the Issuer or such Placement Agents (the “Placement Agents”) of whose appointment the Issuing and Paying Agent will be given prior written notice by the Issuer. The Issuer hereby appoints the Issuing and Paying Agent to act, on the terms and conditions specified herein, as issuing and paying agent for the Notes which the Issuer shall from time to time deliver or cause to be delivered to the Issuing and Paying Agent and the Issuing and Paying Agent accepts such appointment and agrees to so act.

2. Supply of Notes. The Issuer will from time to time furnish the Issuing and Paying Agent with an adequate supply of Notes, which shall be Book-Entry Notes and/or Certificated Notes. Certificated Notes shall be serially numbered, and will have been executed by manual or facsimile signature of an Authorized Representative (as hereinafter defined), with the principal amount, payee, date of issue, maturity date, rate of interest, amount of interest and maturity value (if an interest-bearing Note) left blank. Book-Entry Notes shall be represented by one or more Master Note Certificates which shall be executed by manual or facsimile signature by an Authorized Representative (as hereinafter defined), as set forth in Sections 11 and 12 of this Agreement.

3. Authorized Representatives of Issuer. From time to time the Issuer will furnish the Issuing and Paying Agent with a certificate of the Issuer, certifying the incumbency and specimen signatures of officers of the Issuer authorized to execute Notes on behalf of the Issuer by manual or facsimile signature (the “Authorized Representatives”). Until the Issuing and Paying Agent receives a subsequent incumbency certificate of the Issuer, the Issuing and Paying Agent shall be entitled to rely on the last such certificate delivered to it for purposes of determining the Authorized Representatives. The Issuing and Paying Agent shall not have any responsibility to the Issuer to determine by whom or by what means a facsimile signature may have been affixed on the Notes, or to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signature(s) filed with the Issuing and Paying Agent by a duly authorized officer of the Issuer. Any Note bearing the manual or facsimile signature of a person who is an Authorized Representative on the date such signature is affixed shall bind the Issuer after the completion thereof by the Issuing and Paying Agent notwithstanding that such person shall have died or shall have otherwise ceased to hold his office on the date such Note is countersigned or delivered by the Issuing and Paying Agent.

4. Designated Signatories of the Issuing and Paying Agent. From time to time the Issuing and Paying Agent will furnish the Issuer and the Placement Agents with a certificate of the Issuing and Paying Agent, certifying the incumbency and specimen signatures of designated officers and employees of the Issuing and Paying Agent (the “Designated Signatories”) who are authorized to issue receipts for notes and to complete, countersign and deliver the Notes on behalf of the Issuing and Paying Agent pursuant to this Agreement. Until the Issuer receives a subsequent incumbency certificate of the Issuing and Paying Agent, the Issuer shall be entitled to rely on the last such certificate delivered to it for purposes of determining the Designated Signatories. The Issuer shall not have any responsibility to the Issuing and Paying Agent to determine by whom or by what means a facsimile signature may have been affixed on the Notes or any receipt for the Notes, or to determine whether any facsimile or manual signature is genuine, if such facsimile or manual signature resembles the specimen signature(s) filed with the Issuer by a duly authorized officer of the Issuing and Paying Agent.

5. Safekeeping of Notes. When any Certificated Notes are delivered by the Issuer to the Issuing and Paying Agent, the Issuing and Paying Agent will acknowledge receipt by returning a receipt form to the Issuer. The Issuing and Paying Agent shall exercise such care in the safekeeping of such Notes for the account of the Issuer as it would for its own property.

6. Completion, Authentication and Delivery of Notes. (a) Upon receipt of instructions by telephone or in writing from an Authorized Representative or from any person, including any employee or partner of the Placement Agent(s), who has been designated by an Authorized Representative in writing to the Issuing and Paying Agent as a person authorized to give such instructions hereunder, the Issuing and Paying Agent shall withdraw the necessary Note(s) from safekeeping and, in accordance with such instructions, the Issuing and Paying Agent shall (i) in the case of Book-Entry Notes, cause the issuance of such Book-Entry Notes in the manner set forth in, and take such other actions as are required by, Sections 11 and 12 of this Agreement, or (ii) in the case of Certificated Notes:

(1) complete each Certificated Note as to principal amount, payee, date of issue, maturity date, rate of interest, amount of interest and maturity value (if an interest-bearing Note);

(2) manually countersign each Certificated Note by any one of the Designated Signatories; and

(3) deliver the Certificated Note(s) to the Placement Agent(s) or the designated consignee, which delivery shall be against receipt for payment as herein provided or as otherwise provided in such instructions.

(b) If instructions given by telephone or in writing, are received by the Issuing and Paying Agent by 1:00 p.m., Central time, the Note(s) will be completed, countersigned and delivered by the Issuing and Paying Agent the same day in accordance with the custom prevailing in the pertinent commercial paper market. Instructions given by telephone shall be confirmed in writing, dispatched the same day and delivered to the Issuing and Paying Agent via messenger or courier.

(c) The Issuer understands that although the Issuing and Paying Agent is instructed to deliver Note(s) against payment, delivery of the Certificated Notes will, in accordance with the custom prevailing in the pertinent commercial paper market, be made before receipt of payment in immediately available funds. Therefore, once the Issuing and Paying Agent has delivered a Certificated Note to the Placement Agent or the designated consignee, the Issuer shall bear the risk that the Placement Agent or such designated consignee fails to remit payment for the Certificated Note or return the Note to the Issuing and Paying Agent. The Issuing and Paying Agent will promptly notify the Issuer of any problem of which the Issuing and Paying Agent has knowledge in connection with the delivery of or payment for the Notes. It is understood that each delivery of Notes of the Issuer hereunder shall be subject to the rules of the National Automated Clearing House Association in effect at the time of such delivery.

7. Proceeds of Sale of Notes. Funds received in payment for the Note(s) will be credited to a special purpose account (the “Special Account”) for the benefit of the Issuer on the records of the Issuing and Paying Agent. From time to time, upon telephonic or written instructions received by the Issuing and Paying Agent from an Authorized Representative, amounts equal to the proceeds of a sale of Note(s) may, if the Issuing and Paying Agent consents, prior to the time that such proceeds are received, be deposited by the Issuing and Paying Agent in an account of the Issuer maintained at the Issuing and Paying Agent, be issued in payment of Note(s) presented for payment upon maturity, or be transferred to the account of the Issuer at another bank.

8. Payment of Matured Notes. Unless the Issuing and Paying Agent is otherwise directed, when any matured Note is presented to the Issuing and Paying Agent for payment by the holder thereof, payment by the Issuing and Paying Agent shall be made from and charged to the Special Account to the extent funds sufficient to effect such payment are available in such account.

9. Reliance on Instructions and Confidentiality. (a) Except as otherwise set forth herein, the Issuing and Paying Agent shall incur no liability to the Issuer in acting hereunder upon telephonic or other instructions contemplated hereby, provided that the recipient thereof in good faith and without gross negligence or willful misconduct believed those instructions to have been given by an Authorized Representative. In the event that a discrepancy exists between the telephonic instructions and the written confirmation, or in the absence of receiving a written confirmation, the telephonic instructions as understood by the Issuing and Paying Agent will be deemed the controlling and proper instructions, provided that the Issuing and Paying Agent acted and relied in good faith thereon and without gross negligence or willful misconduct.

(b) The Issuing and Paying Agent shall keep all information pertaining to the Issuer’s Notes confidential within the Issuing and Paying Agent and shall safeguard and use the same care and discretion in relation thereto as the Issuing and Paying Agent would in relation to data relating to the Issuing and Paying Agent’s own business.

10. Cancellation of Notes. The Issuing and Paying Agent will cancel Certificated Note(s) presented for payment immediately following payment and will in due course deliver the cancelled Certificated Notes to the Finance Department of the Issuer to the attention of its Treasurer. After payment of any matured Book-Entry Note, the Issuing and Paying Agent shall annotate its records to reflect the face amount of Book-Entry Notes outstanding. Promptly upon the written request of the Issuer, the Issuing and Paying Agent agrees to cancel and return to the Issuer all unissued Notes in its possession at the time of such request.

11. Book-Entry System. (a) One fully-registered Master Note Certificate will be issued for each issue of the Book-Entry Notes, each in the aggregate principal amount of such issue, and will be deposited with Issuing and Paying Agent. If the aggregate principal amount of any issue exceeds $150 million, one Master Note Certificate will be issued with respect to each $150 million of principal amount and an additional Master Note Certificate will be issued with respect to any remaining principal amount of such issue.

(b) Purchases of Book-Entry Notes must be made through the Issuing and Paying Agent’s book-entry system, resulting in a credit for the ownership interest of each actual purchaser of the Book-Entry Notes (“Beneficial Owner”) on the Issuing and Paying Agent’s records. Beneficial Owners will receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Issuing and Paying Agent. Beneficial Owners will not receive certificates representing their ownership interests in the Book-Entry Notes, except in the event that use of the book-entry system for the Notes is discontinued.

(c) Conveyance of notices and other communications by the Issuing and Paying Agent to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time and Issuer shall have no obligation with respect thereto.

(d) The Issuing and Paying Agent shall send redemption notices to Beneficial Owners. If less than all of the Notes within an issue are being redeemed, the Issuing and Paying Agent shall determine by lot the amount of each Beneficial Owner’s interest in such issue to be redeemed.

(e) Principal and interest payments on the Notes will be made through the Issuing and Paying Agent. The Issuing and Paying Agent shall credit the Beneficial Owners’ accounts on the payable date in accordance with their respective holdings shown on the Issuing and Paying Agent’s records unless the Issuing and Paying Agent has reason to believe that it will not receive payment on the payable date. Payments to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with Book-Entry Notes held for the accounts of customers in bearer form or registered in “street name,” subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest through the Issuing and Paying Agent shall be the responsibility of the Issuer, and disbursement of such payments to Beneficial Owners shall be the responsibility of the Issuing and Paying Agent.

(f) A Beneficial Owner shall give the Issuing and Paying Agent notice to elect to have its Book-Entry Notes purchased or tendered, and shall effect delivery of such Notes by causing the Issuing and Paying Agent to transfer the Beneficial Owner’s interest in the Notes on the Issuing and Paying Agent’s records. The requirement for physical delivery of Notes in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Notes are transferred on the Issuing and Paying Agent’s records.

12. Depository Functions of the Issuing and Paying Agent. (a) The Issuing and Paying Agent will act as depository for the Notes. The Book-Entry Notes shall be evidenced by a Master Note Certificate in registered form representing 100 percent of the principal amount of the Book-Entry Notes. The Master Note Certificate shall include the substance of all material provisions set forth in the commercial paper master note, substantially in the form attached hereto as Exhibit B.

(b) (i) For Notes to be issued at a discount from the face value to be paid at maturity (“Discount Notes”), the Issuing and Paying Agent shall reserve internal note identification numbers (“Note Identification Numbers”), each identifying the Issuer and the Discount Notes to be issued pursuant to the terms of this Agreement.

(ii) For Notes to be issued at face value with interest to be paid at maturity only or periodically (“Interest Bearing Notes”), the Issuing and Paying Agent shall reserve Note Identification Numbers, each identifying the Issuer and the Interest Bearing Notes to be issued pursuant to the terms of this Agreement.

(c) When Notes are to be issued through the Issuing and Paying Agent, the Issuer shall give notice and issuance instructions to the Issuing and Paying Agent in accordance with the Issuing and Paying Agent’s internal procedures. The giving of such issuance instructions, which include delivery instructions, to the Issuing and Paying Agent shall constitute: (i) a representation that the Notes are issued in accordance with applicable law; and (ii) a confirmation that the Master Note Certificate evidencing such Notes has been issued and authenticated.

(d) The Issuer recognizes that the Issuing and Paying Agent does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Notes with any exemptions from registration under the Securities Act of 1933, as amended, or of any other state or federal securities laws; provided, however, that this provision shall, in no way, limit the obligations of U.S. Bank National Association as set forth in the Commercial Paper Agency Agreement between the Parties hereto as of even date herewith.

(e) If an issuance of Notes through the Issuing and Paying Agent is scheduled to be made one or more days after the Issuer has given issuance instructions to the Issuing and Paying Agent, the Issuer may cancel such issuance by giving a cancellation instruction to the Issuing and Paying Agent in accordance with the Issuing and Paying Agent’s internal procedures.

(f) At any time that the Issuer has Notes in its Special Account, it may request withdrawal of such Notes from the Issuing and Paying Agent by giving a withdrawal instruction to the Issuing and Paying Agent in accordance with the Issuing and Paying Agent’s internal procedures. Upon the Issuer’s issuance of withdrawal instructions that are compliant with Issuing and Paying Agent’s internal procedures, the Issuing and Paying Agent shall reduce the principal amount of the Notes evidenced by the Master Note Certificate accordingly.

(g) In the event of any solicitation of consents from or voting by Beneficial Owners, the Issuing and Paying Agent shall establish a record date for such purposes with no provision for revocation of consents or votes by subsequent holders of the Book-Entry Notes, and shall send notice of such record date to the Issuer not less than 15 calendar days in advance of such record date.

(h) Notice regarding the amount of variable interest and principal payments on the Notes shall be given to the Issuer by the Issuing and Paying Agent in accordance with the Issuing and Paying Agent’s internal procedures, and shall contain the Note Identification Numbers of the Notes.

(i) Payments on the Notes shall be made by the Issuing and Paying Agent in accordance with the Issuing and Paying Agent’s internal procedures.

(j) In the event that the Issuer and the Issuing and Paying Agent determine that Beneficial Owners shall be able to obtain Certificated Notes, the Issuing and Paying Agent shall confirm the availability of certificates to the Issuer. In such event, the Issuing and Paying Agent shall issue, transfer, and exchange certificates in appropriate amounts.

(k) The Issuing and Paying Agent may discontinue providing its services as Notes depository with respect to the Book-Entry Notes at any time by giving reasonable notice (but in no event less than 30 days) to the Issuer, at which time the Issuing and Paying Agent will confirm to the Issuer the aggregate amount of Notes outstanding by Note Identification Number. In such event, at the Issuing and Paying Agent’s request, the Issuer shall cooperate fully with the Issuing and Paying Agent by taking appropriate action to make available one or more Certificated Notes to any Beneficial Owner.

(l) Nothing herein shall be deemed to require the Issuing and Paying Agent to advance any funds on behalf of the Issuer.

13. Obligations. At or before the close of business Central time, on the settlement date of each obligation, the Issuing and Paying Agent shall (i) determine the net proceeds due to the Issuer on such day and (ii) credit the Special Account in immediately available funds, with such net proceeds in accordance with its book-entry system and records and the provisions of this Agreement after each obligation’s confirmed settlement in accordance with the Issuing and Paying Agent’s appropriate rules, regulations and internal procedures.

The Issuer hereby agrees with the Issuing and Paying Agent for the benefit of each Beneficial Owner that it shall repay the amounts due under the Notes in accordance with the instructions set forth in the Issuing and Paying Agent’s book-entry system and records, and that the aggregate amount owing at any time by the Issuer in connection with all outstanding obligations shall be the following:

(a) With respect to all discount obligations purchased by Beneficial Owners, the amount of (i) the aggregate of the face amount of all such obligations (it being understood that, with respect to such discount obligations, the face amount thereof shall be the amount due at maturity and if any such discount obligation is prepaid prior to its scheduled maturity, then the face value thereof shall be adjusted based upon a 360-day year to reflect such prepayment) less (ii) the aggregate of the face amounts of all obligations purchased by Beneficial Owners which shall have matured or been presented for prepayment.

(b) With respect to all interest-bearing obligations purchased by Beneficial Owners, the amount of (i) the aggregate of the face amount of such obligations plus the aggregate interest to be paid thereon at the scheduled maturity thereof (it being understood that if any such interest-bearing obligation is prepaid by the Issuer prior to its scheduled maturity, then such interest amount shall be adjusted based upon a 360-day year to reflect such prepayment) less (ii) the aggregate of the face amount of such obligations plus aggregate interest paid by the Issuer on all interest-bearing obligations which shall have either matured or been presented for prepayment.

(c) The obligations issued hereunder shall be subject to the rules and regulations of the National Automated Clearing House Association as may be in effect from time to time.

14. Representation and warranty of the Issuer. Each instruction given to the Issuing and Paying Agent in accordance with Sections 6, 9 and 12(c) hereof shall constitute a representation and warranty to the Issuing and Paying Agent by the Issuer that the issuance and delivery of the Notes have been duly and validly authorized by the Issuer and that the Certificated Notes, when completed, countersigned and delivered pursuant hereto, and the Book-Entry Notes will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws and creditors’ rights generally (whether in equity or at law) and that the Issuing and Paying Agent’s appointment to act for the Issuer hereunder has been duly authorized by all necessary corporate action of the Issuer.

15. Representation and warranty of the Issuing and Paying Agent. Each counter signature of a Note by a Designated Signatory shall constitute a representation and warranty by the Issuing and Paying Agent to the Issuer that the Issuing and Paying Agent has the corporate power and authority to act for the Issuer hereunder and that its actions hereunder have been duly authorized by all necessary corporate action of the Issuing and Paying Agent.

16. Reports and information furnished by the Issuing and Paying Agent. (a) The Issuing and Paying Agent will provide the Issuer with all reports with respect to the Note(s) issued and paid hereunder as may be available through the Issuing and Paying Agent’s book-entry system and records from time to time, including, without limitation, the reports available through the Issuing and Paying Agent’s book-entry system and records as to daily activity with respect to the issue of Note(s), Note(s) outstanding, maturity of Note(s) and accrual of interest on Note(s).

(b) In addition to the aforementioned reports, upon the reasonable request of the Issuer, the Issuing and Paying Agent shall promptly provide the Issuer with additional information with respect to the Note(s) issued and paid hereunder. Such request shall be in written form and shall include the serial number (for Certificated Notes), principal amount, date of issue, maturity date and amount of interest (if any) of each Note which has been issued or paid by the Issuing and Paying Agent, and for which the request is being made. The Issuing and Paying Agent and the Issuer shall discuss from time to time the extent to which such information is reasonably available and the times at which the Issuing and Paying Agent can reasonably furnish such information.

(c) The Issuing and Paying Agent will send to the Issuer periodically as agreed from time to time between the Issuer and the Issuing and Paying Agent a statement of all transactions in the Special Account.

(d) Upon written notice to the Issuing and Paying Agent, each of the Issuer, its auditors and any regulatory authority (or agent or employee thereof) having jurisdiction over the Issuer shall have the right to audit and have access at all reasonable times during the Issuing and Paying Agent’s normal business hours to all such information, records, receipts or other documents with respect to the Note(s) issued and paid hereunder as may be maintained by the Issuing and Paying Agent.

17. Fees and Expenses of the Issuing and Paying Agent. The Issuer shall pay the Issuing and Paying Agent from time to time fees for its services hereunder in accordance with the initial schedule of fees attached hereto as Exhibit C which may be amended upon prior written notice to the Issuer from time to time and acceptance by Issuer. The Issuer shall reimburse the Issuing and Paying Agent for its reasonable out-of-pocket expenses and disbursements incurred in the performance of its services hereunder.

18. Liability. Neither the Issuing and Paying Agent nor its officers or employees shall be liable for any act or omission hereunder except in the case of gross negligence or willful misconduct. The duties and obligations of the Issuing and Paying Agent, its officers and employees shall be determined by the express provisions of this Agreement, and they shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. Neither the Issuing and Paying Agent nor its officers or employees shall be required to ascertain whether any issuance or sale of Note(s) (or any amendment or termination of this Agreement) has been duly authorized or is in compliance with any other agreement to which the Issuer is a party (whether or not the Issuing and Paying Agent is also a party to such other agreement).

19. Indemnification. The Issuer agrees to indemnify and hold harmless the Issuing and Paying Agent, its officers and employees from and against all liabilities, losses and out-of-pocket expenses (including reasonable legal fees and expenses) relating to or arising out of their actions or inactions in any capacity hereunder, except liabilities, losses and expenses caused by the gross negligence or willful misconduct of the Issuing and Paying Agent, its officers or employees or any indirect or consequential damages (including, without limitation, lost profits). This indemnity shall survive termination of this Agreement.

20. Submission to Jurisdiction. The Issuer agrees that any suit, action or proceeding brought by the Issuer against the Issuing and Paying Agent in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in Milwaukee County, Wisconsin, or the courts of the State of Wisconsin located in Milwaukee County. Each of the Issuing and Paying Agent and the Issuer waives its right to trial by jury in any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

21. Notices: Addresses. (a) All communications by or on behalf of the Issuer by telephone or otherwise, relating to the completion, delivery or payment of the Note(s) are to be directed to the Treasury Department of the Issuing and Paying Agent (or such other division or department as the Issuing and Paying Agent shall specify in writing to the Issuer). The Issuer will send all Notes to be completed and delivered by the Issuing and Paying Agent to the Treasury Department of the Issuing and Paying Agent (or such other division or department as the Issuing and Paying Agent shall specify in writing to the Issuer). The Issuing and Paying Agent will advise the Issuer from time to time of the individuals of the Issuing and Paying Agent generally responsible for the administration of this Agreement.

(b) Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing and shall be effective when received at the address of the respective party set forth as follows:

For the Issuer:

Address:	6100 North Baker Road
Milwaukee, WI 53209
Attention:	Terry Braatz, Treasurer
Telephone number:	(414) 247-5446
Fax number:	(414) 247-6112

For the Issuing and Paying Agent:

Address:	777 East Wisconsin Avenue
Milwaukee, WI 53202
Attention:	Treasury Department
Telephone number:	(414) 765-4130
Fax number:	(414) 765-6682

22. Benefit of Agreement. This Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

23. Termination. This Agreement may be terminated at any time by either party upon at least seven days’ written notice to the other party hereon, but such termination shall not affect the respective liabilities of the parties hereunder arising prior to such termination.

24. Assignment. This Agreement is not assignable by either party hereto without the prior written consent of the other party; provided, however, that the Issuing and Paying Agent may assign its rights and obligations under this Agreement to any affiliate of the Issuing and Paying Agent.

25. Counterparts. This Agreement maybe signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

26. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by officers duly authorized thereunto, all as of the day and year first above written.

ACTUANT CORPORATION

By:	/s/Terry Braatz
Terry Braatz
Treasurer

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by officers duly authorized thereunto, all as of the day and year first above written.

ACTUANT CORPORATION

By:	/s/Terry Braatz
Terry Braatz
Treasurer

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT A

ACTUANT CORPORATION

6100 North Baker Road

Milwaukee, WI 53209

$	,

On                                  for value received, ACTUANT CORPORATION (“Issuer”) promises to pay to the order of                                 the sum of             U.S. Dollars, payable at                             ,                             ,                             .

Not valid unless countersigned by U.S. BANK NATIONAL ASSOCIATION, acting through its Treasury Department, as Issuing and Paying Agent. This Note is governed by and shall be construed in accordance with the laws of the State of Wisconsin.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER AND THIS NOTE, THAT IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND THAT IT IS EITHER (A) AN INSTITUTIONAL INVESTOR OR HIGHLY SOPHISTICATED INDIVIDUAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT AND WHICH, IN THE CASE OF AN INDIVIDUAL, (i) POSSESSES SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT HE OR SHE IS CAPABLE OF EVALUATING AND BEARING THE ECONOMIC RISK OF AN INVESTMENT IN THIS NOTE AND (ii) HAS A NET WORTH OF AT LEAST $5 MILLION (AN “INSTITUTIONAL ACCREDITED INVESTOR” OR “SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR”, RESPECTIVELY) AND THAT EITHER IS PURCHASING THIS NOTE FOR ITS OWN ACCOUNT, IS A U.S. BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR IS A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN) PURCHASING THIS NOTE FOR ONE OR MORE ACCOUNTS EACH OF WHICH IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR OR SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR (i) WHICH ITSELF POSSESSES SUCH KNOWLEDGE AND EXPERIENCE OR (ii) WITH RESPECT TO WHICH SUCH PURCHASER HAS SOLE INVESTMENT DISCRETION; OR (B) A

QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT WHICH IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH IS A QIB AND WITH RESPECT TO EACH OF WHICH THE PURCHASER HAS SOLE INVESTMENT DISCRETION; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF THIS NOTE, THE PURCHASER SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO THE PLACEMENT AGENT OR ANOTHER PERSON DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THIS NOTE (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR, SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $100,000.

Actuant Corporation

By:
Authorized Signature

U.S. Bank National Association, acting though its Treasury Department as Issuing and Paying Agent

By:
Countersignature

A-2

EXHIBIT B

Form of Book-Entry Notes

DISCOUNT NOTES

COMMERCIAL PAPER MASTER NOTE

(Date of Issuance)

ACTUANT CORPORATION (the “Issuer”), a corporation organized and existing under the laws of the State of Wisconsin, for value received, hereby promises to pay the beneficial owner (the “Beneficial Owner”) or registered assigns on the maturity date of each obligation identified on the records of the Issuer (which records are maintained by U.S. BANK NATIONAL ASSOCIATION, acting through its Treasury Department (the “Issuing and Paying Agent”)), the principal amount for each such obligation. Payment shall be made by wire transfer to the Beneficial Owner from the Issuing and Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER AND THIS NOTE, THAT IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND THAT IT IS EITHER (A) AN INSTITUTIONAL INVESTOR OR HIGHLY SOPHISTICATED INDIVIDUAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT AND WHICH, IN THE CASE OF AN INDIVIDUAL, (i) POSSESSES SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT HE OR SHE IS CAPABLE OF EVALUATING AND BEARING THE ECONOMIC RISK OF AN INVESTMENT IN THIS NOTE AND (ii) HAS A NET WORTH OF AT LEAST $5 MILLION (AN “INSTITUTIONAL ACCREDITED INVESTOR” OR “SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR,” RESPECTIVELY) AND THAT EITHER IS PURCHASING THIS NOTE FOR ITS OWN ACCOUNT, IS A U.S. BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN

SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR IS A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN) PURCHASING THIS NOTE FOR ONE OR MORE ACCOUNTS EACH OF WHICH IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR OR SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR (i) WHICH ITSELF POSSESSES SUCH KNOWLEDGE AND EXPERIENCE OR (ii) WITH RESPECT TO WHICH SUCH PURCHASER HAS SOLE INVESTMENT DISCRETION; OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT WHICH IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH IS A QIB AND WITH RESPECT TO EACH OF WHICH THE PURCHASER HAS SOLE INVESTMENT DISCRETION; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF THIS NOTE, THE PURCHASER SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO THE PLACEMENT AGENT OR ANOTHER PERSON DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THIS NOTE (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR, SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $100,000.

This Master Note is a legal, valid and binding obligation of the Issuer.

Actuant Corporation

(As Issuer)

By:
Name:
Title:

At the request of the Beneficial Owner, the Issuer shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by this Master Note.

B-2

As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

(Name, Address, and Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing                                  Attorney to transfer said Master Note on the books of the Issuer with full power of substitution in the premises.

Dated:

(Signature)
Signature(s) Guaranteed:
NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE ISSUING AND PAYING AGENT TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BENEFICIAL OWNER OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE ISSUING AND PAYING AGENT AND ANY PAYMENT IS MADE TO THE BENEFICIAL OWNER, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

B-3

INTEREST-ADDED-AT-MATURITY NOTES

COMMERCIAL PAPER MASTER NOTE

(Date of Issuance)

ACTUANT CORPORATION (the “Issuer”), a corporation organized and existing under the laws of the State of Wisconsin, for value received, hereby promises to pay the beneficial owner (the “Beneficial Owner”) or registered assigns on the maturity date of each obligation identified on the records of the Issuer (which records are maintained by U.S. BANK NATIONAL ASSOCIATION, acting through its Treasury Department (the “Issuing and Paying Agent”), the principal amount and interest thereon at the rate of interest, from and including the dated date, for each such obligation. Payment shall be made by wire transfer to the Beneficial Owner from the Issuing and Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER AND THIS NOTE, THAT IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND THAT IT IS EITHER (A) AN INSTITUTIONAL INVESTOR OR HIGHLY SOPHISTICATED INDIVIDUAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 50 1(a) UNDER THE ACT AND WHICH, IN THE CASE OF AN INDIVIDUAL, (i) POSSESSES SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT HE OR SHE IS CAPABLE OF EVALUATING AND BEARING THE ECONOMIC RISK OF AN INVESTMENT IN THIS NOTE AND (ii) HAS A NET WORTH OF AT LEAST $5 MILLION (AN “INSTITUTIONAL ACCREDITED INVESTOR” OR “SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR,” RESPECTIVELY) AND THAT EITHER IS PURCHASING THIS NOTE FOR ITS OWN ACCOUNT, IS A U.S. BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR IS A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN) PURCHASING THIS NOTE FOR ONE OR MORE ACCOUNTS EACH OF WHICH IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR OR SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR (i) WHICH ITSELF POSSESSES SUCH KNOWLEDGE AND EXPERIENCE OR (ii) WITH RESPECT TO WHICH

SUCH PURCHASER HAS SOLE INVESTMENT DISCRETION; OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT WHICH IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH IS A QIB AND WITH RESPECT TO EACH OF WHICH THE PURCHASER HAS SOLE INVESTMENT DISCRETION; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF THIS NOTE, THE PURCHASER SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO THE PLACEMENT AGENT OR ANOTHER PERSON DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THIS NOTE (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR, SOPHISTICATED INDIVIDUAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $100,000.

This Master Note is a legal, valid and binding obligation of the Issuer.

Actuant Corporation
(As Issuer)

By:
Name:
Title:

B-2

At the request of the Beneficial Owner, the Issuer shall promptly issue and deliver one or more separate note certificates evidencing each obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto

(Name, Address, and Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing                          Attorney to transfer said Master Note on the books of the Issuer with full power of substitution in the premises.

Dated:
(Signature)
Signature(s) Guaranteed:
NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE ISSUING AND PAYING AGENT TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BENEFICIAL OWNER OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE ISSUING AND PAYING AGENT AND ANY PAYMENT IS MADE TO THE BENEFICIAL OWNER, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

B-3

EXHIBIT C

Schedule of Fees

Note Issuance	Fee
Per Note Issuance